Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Second Quarter Ended July 13, 2025

Englewood, CO – August 13, 2025 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal second quarter ended July 13, 2025.
Highlights for the Fiscal Second Quarter of 2025, Compared to the Fiscal Second Quarter of 2024:
•Total revenues are $283.7 million, a decrease of $16.5 million.
•Comparable restaurant revenue(1) decreased 3.2%, including recognition of deferred loyalty revenue. Excluding deferred loyalty revenue, comparable restaurant revenue(1) decreased 1.3%.
•Net income is $4.0 million, compared to a net loss of $9.5 million last year, a $13.5 million increase.
•Adjusted EBITDA(2) is $22.4 million, compared to $13.6 million last year, a 64% increase.
Highlights for the Year to Date Period of Fiscal 2025, Compared to the Year to Date Period of Fiscal 2024:
•Total revenues are $676.1 million, a decrease of $12.6 million.
•Comparable restaurant revenue(1) increased 0.4% including recognition of deferred loyalty revenue. Excluding deferred loyalty revenue, comparable restaurant revenue(1) increased 1.3%.
•Net income is $5.2 million, compared to a net loss of $18.9 million last year, a $24.2 million increase.
•Adjusted EBITDA(2) is $50.3 million compared to $27.0 million last year, an 86% increase.
•Repaid $20.3 million of debt.

(1) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated for at least 18 months as of the beginning of the period presented.
(2) See "Reconciliation of Non-GAAP Results to GAAP Results" for more details.

Dave Pace, Red Robin’s President and Chief Executive Officer said, “We have begun executing on the strategic elements of our First Choice plan and are already seeing encouraging results. Since launching our Big YUMMM Burger Deal in July, we have seen meaningful improvement in traffic compared to our second quarter exit rate. This value-driven offering, combined with our upcoming First Choice marketing launch represents the foundation of our multi-layered approach to sustainable traffic growth.”
Pace concluded, "Our operators continued to deliver exceptional performance in the second quarter, achieving a significant increase in restaurant-level operating profit margin. Our strong second quarter financial performance provides us with the capital flexibility to accelerate our First Choice plan investments while maintaining our profitability targets. While we have significant work ahead to complete the comeback of this iconic brand, the early execution of our First Choice plan gives me tremendous confidence in our ability to make Red Robin the first choice for guests, team members, and investors.”

Second Quarter 2025 Financial Summary
The following table presents financial results for the fiscal second quarter and year to date periods of 2025, compared to results from the same periods in 2024 ($ in millions except per share data):

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 13, 2025	July 14, 2024	July 13, 2025	July 14, 2024
Total revenues	$283.7	$300.2	$676.1	$688.7
Restaurant revenues	279.3	294.5	665.1	673.0
Net income (loss)	4.0	(9.5)	5.2	(18.9)
Income (loss) from operations	9.8	(4.6)	18.9	(6.7)
Income (loss) from operations as a percent of total revenues	3.5%	(1.5)%	2.8%	(1.0)%
Restaurant Level Operating Profit(1)	$40.5	$34.7	$95.5	$76.2
Restaurant Level Operating Profit Margin(1)	14.5%	11.8%	14.4%	11.3%
Adjusted EBITDA (1)	$22.4	$13.6	$50.3	$27.0
Net income (loss) per diluted share	$0.21	$(0.61)	$0.28	$(1.21)
Adjusted net income (loss) per diluted share(1)	$0.26	$(0.38)	$0.46	$(1.12)
(1)    See "Reconciliation of Non-GAAP Results to GAAP Results" below for more details.
Balance Sheet and Liquidity
As of July 13, 2025, Red Robin had outstanding borrowings under its credit facility of $169.2 million, a reduction of $20.3 million from year end fiscal 2024. Liquidity was approximately $61.9 million, including cash and cash equivalents and available borrowing capacity under the credit facility.

Outlook for Fiscal 2025, Third Quarter of Fiscal 2025 and Guidance Policy
The Company provides guidance of select information related to its financial and operating performance, and such measures may differ from year to year. The projections are as of the date of this release and the Company assumes no obligation to update or supplement this information.
The Company's updated fiscal 2025 guidance metrics are as follows:

	Prior Guidance May 29, 2025	Current Guidance August 13, 2025
Total revenue	$1.21 to $1.23 billion	Approximately $1.2 billion
Restaurant level operating profit	12.0% to 13.0%	12.0% to 13.0%
Adjusted EBITDA	$60 to $65 million	$60 to $65 million
Capital expenditures	Approximately $30 million	Approximately $30 million
The Company anticipates comparable restaurant sales will decline approximately 3% to 4% in the remainder of fiscal 2025.
Providing Income (loss) from operations and Net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.
Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss financial results for its second quarter of fiscal 2025 and outlook for fiscal 2025 today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing 201-689-8560 which will be answered by an operator or by clicking Call Me™. The conference call should be accessed at least 10 minutes prior to its scheduled start.
A replay will be available from approximately two hours after the end of the conference call and can be accessed by dialing 412-317-6671; the conference ID is 13754464. The replay will be available through Wednesday, August 20, 2025.
The call will be webcast live and later archived on the Company’s Investor Relations website.

Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. Sign up for the royal treatment by joining Red Robin Royalty® today and enjoy Bottomless perks and delicious rewards across nearly 500 Red Robin locations in the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release and in today's investor conference call regarding the Company's future plans, priorities, strategies, efforts and performance; our marketing strategy and brand positioning; operations improvement efforts; cost savings; guest traffic trends and our ability to drive traffic; macroeconomic conditions including commodity costs; efforts to grow sales; our ability to build upon investments and transformational changes; debt reduction; anticipated uses of capital and planned investments; plans for our restaurant portfolio including refranchising and addressing deferred maintenance; and statements under the heading “Outlook for Fiscal 2025, Third Quarter of Fiscal 2025 and Guidance Policy," including with respect to total revenue, restaurant level operating profit, capital expenditures, Adjusted EBITDA, and comparable restaurant sales trend; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the effectiveness of the Company's strategic initiatives, plans and priorities; the global and domestic economic and geopolitical environment including tariffs, counter-tariffs and other trade barriers; our ability to effectively compete in the industry and attract and retain Guests; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; our ability to service our debt and comply with the covenants in our credit facility; a privacy or security breach or a failure of our information technology systems; the effectiveness and timing of the Company's marketing and branding strategies and impact on reputation, including the loyalty program and social media platforms; changes in consumer preferences; leasing space including the location of such leases in areas of declining traffic; changes in cost and availability of commodities and the uncertain impact of tariffs or other potential disruptions in the supply chain; interruptions in the delivery of food and other products from third parties; pricing increases and labor costs; changes in consumer behavior or preference; aging technology infrastructure; expanding our restaurant base; maintaining and improving our existing restaurants; potential acquisitions or refranchising of our restaurants; our geographic concentration in the Western United States; the retention of our management team; our ability to recruit, staff, train, and retain our workforce; operating conditions, including adverse weather conditions, natural disasters, pandemics, and other events affecting the regions where our restaurants are operated; actions taken by our franchisees that could harm our business or reputation; negative publicity regarding food safety or health concerns; protection of our intellectual property rights; changes in laws and regulations affecting the operation of our restaurants; and an increase in litigation or legal claims by team members, franchisees, customers, vendors, and stockholders. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements and risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Hannah Atteberry, Red Robin Gourmet Burgers, Inc.
hatterberry@redrobin.com
(361) 249-4507
For investor relations questions contact:
Jeff Priester, ICR
jeff.priester@icrinc.com
(332) 242-4370

Comparable Restaurant Revenue
The following table presents the percentage change in comparable restaurant revenue in the periods specified:

	Increase (Decrease) Versus Prior Year
	Sixteen Weeks Ended April 20, 2025	Twelve Weeks Ended July 13, 2025	Twenty-Eight Weeks Ended July 13, 2025
Guest Traffic	(3.5)%	(5.5)%	(4.3)%
Menu Price (net)	6.8%	4.4%	6.3%
Menu Mix	(0.1)%	(0.2)%	(0.7)%
Deferred loyalty revenue	(0.1)%	(1.9)%	(0.9)%
Total Change in Comparable Restaurant Revenue	3.1%	(3.2)%	0.4%

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 13, 2025	July 14, 2024	July 13, 2025	July 14, 2024
Revenues:
Restaurant revenue	$279,305	$294,457	$665,115	$673,025
Franchise revenue	3,186	4,287	7,675	9,628
Other revenue	1,212	1,410	3,265	6,042
Total revenues	283,703	300,154	676,055	688,695
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	65,159	69,444	153,186	159,653
Labor	99,709	113,908	242,767	262,866
Other operating	49,600	51,783	117,132	118,273
Occupancy	24,329	24,595	56,526	56,023
Depreciation and amortization	11,579	13,402	27,013	31,556
General and administrative (includes $1,489; $1,839; $4,078; and $3,029 of stock-based compensation)	17,418	16,612	44,408	42,454
Selling	6,350	12,040	15,726	25,587
Other charges (gains), net (includes $(3,868); $16; $(4,093); and $50 of stock-based compensation)	(256)	2,931	420	(1,045)
Total costs and expenses	273,888	304,715	657,178	695,367

Income (loss) from operations	9,815	(4,561)	18,877	(6,672)

Other expense (income):
Interest expense	5,849	5,107	13,915	12,587
Interest (income) and other, net	70	(139)	(181)	(451)
Income (loss) before income taxes	3,896	(9,529)	5,143	(18,808)
Income tax provision (benefit)	(97)	(40)	(99)	141
Net income (loss)	$3,993	$(9,489)	$5,242	$(18,949)
Net income (loss) per share:
Basic	$0.22	$(0.61)	$0.30	$(1.21)
Diluted	$0.21	$(0.61)	$0.28	$(1.21)
Weighted average shares outstanding:
Basic	17,799	15,680	17,655	15,608
Diluted	18,925	15,680	18,598	15,608

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

(Unaudited)
	July 13, 2025	December 29, 2024
Assets:
Current assets:
Cash and cash equivalents	$24,370	$30,651
Accounts receivable and other, net	12,718	19,688
Inventories	26,295	26,737
Prepaid expenses and other current assets	12,102	13,608
Restricted cash	9,173	8,750
Total current assets	84,658	99,434
Property and equipment, net	173,822	181,224
Operating lease assets, net	306,519	331,617
Intangible assets, net	10,024	11,064
Assets held for sale	—	4,313
Other assets, net	11,885	13,662
Total assets	$586,908	$641,314

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$28,476	$29,783
Accrued payroll and payroll-related liabilities	41,724	39,672
Unearned revenue	16,115	27,083
Current portion of operating lease liabilities	51,086	50,083
Accrued liabilities and other	47,580	42,931
Total current liabilities	184,981	189,552
Long-term debt	163,079	181,641
Long-term portion of operating lease liabilities	309,034	345,635
Other non-current liabilities	8,457	8,755
Total liabilities	665,551	725,583

Stockholders' equity (deficit):
Common stock; $0.001 par value: 45,000 shares authorized; 22,050 shares issued; 17,886 and 17,403 shares outstanding as of July 13, 2025 and December 29, 2024	22	22
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of July 13, 2025 and December 29, 2024	—	—
Treasury stock 4,164 and 4,647 shares, at cost, as of July 13, 2025 and December 29, 2024	(147,645)	(164,937)
Paid-in capital	216,757	233,667
Accumulated other comprehensive loss, net of tax	(60)	(62)
Accumulated deficit	(147,717)	(152,959)
Total stockholders' equity (deficit)	(78,643)	(84,269)
Total liabilities and stockholders' equity (deficit)	$586,908	$641,314

Supplemental Financial and Other Data
The following table details restaurant unit data for our Company-owned and franchised locations for the periods presented:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 13, 2025	July 14, 2024	July 13, 2025	July 14, 2024
Company-owned:
Beginning of period	401	413	407	415
Opened during the period	—	—	—	—
Closed during the period	(4)	(2)	(10)	(4)
End of period	397	411	397	411
Franchised:
Beginning of period	90	92	91	92
Opened during the period	—	—	—	—
Closed during the period	—	—	(1)	—
End of period	90	92	90	92
Total number of restaurants	487	503	487	503

Reconciliation of Non-GAAP Results to GAAP Results
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share - diluted, which are non-GAAP measurements.
We define EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted are supplemental measures of our performance that are not required by or presented in accordance with GAAP. We believe these non-GAAP measures give the reader additional insight into the ongoing operational results of the Company, and are intended to supplement the presentation of the Company's financial results in accordance with GAAP. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted exclude the impact of non-operating or nonrecurring items including changes in estimates, asset impairments, litigation contingencies, gains (losses) on debt extinguishment, restaurant and office closure costs, gains (losses) on restaurant sales, severance and executive transition costs, stock-based compensation expense and other non-recurring, non-cash or discrete items; net of income tax impacts. Other companies may define these non-GAAP measures differently, and as a result may not be directly comparable to those of other companies. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein.
The Company believes restaurant level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant level operating efficiency and performance. The Company defines restaurant level operating profit to be income from operations less franchise revenue and other revenue, plus other charges (gains), net, pre-opening costs, selling costs, general and administrative expenses, and depreciation and amortization. The measure includes restaurant level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes costs associated with selling, general and administrative functions, pre-opening costs, as well as other charges (gains), net because these costs are non-operating or nonrecurring and therefore not related to the ongoing operations of its restaurants. Restaurant level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to income (loss) from operations as an indicator of financial performance. Restaurant level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share - Diluted
(In thousands, except per share data, unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 13, 2025	July 14, 2024	July 13, 2025	July 14, 2024
Net income (loss) as reported	$3,993	$(9,489)	$5,242	$(18,949)
Stock-based compensation expense(1)	1,489	1,839	4,078	3,029
Other charges (gains), net:
Gain on sale of restaurant property	—	—	(1,137)	(7,425)
Asset impairment and restaurant closure costs, net	(1,615)	1,551	(1,405)	(398)
Severance and executive transition	459	137	1,339	1,082
Litigation contingencies	11	356	23	776
Asset disposal and other, net	889	887	1,600	4,920
Income tax effect	(321)	(1,240)	(1,169)	(510)
Adjusted net income (loss)(2)	$4,905	$(5,959)	$8,571	$(17,475)

Income (loss) per share - diluted:
Net income (loss) as reported	$0.21	$(0.61)	$0.28	$(1.21)
Stock-based compensation expense(1)	0.08	0.12	0.22	0.19
Other charges (gains), net:
Gain on sale of restaurant property	—	—	(0.06)	(0.48)
Asset impairment and restaurant closure costs, net	(0.09)	0.10	(0.08)	0.11
Severance and executive transition	0.02	0.01	0.07	0.07
Litigation contingencies	—	0.02	—	0.05
Asset disposal and other, net	0.06	0.06	0.09	0.18
Income tax effect	(0.02)	(0.08)	(0.06)	(0.03)
Adjusted net income (loss) per share - diluted (2)	0.26	(0.38)	0.46	(1.12)

Weighted average shares outstanding:
Basic	17,799	15,680	17,655	15,608
Diluted	18,925	15,680	18,598	15,608
(1) Consists of compensation expense associated with stock-based awards including phantom performance awards that may be settled in stock or cash at the Company’s option.
(2) Beginning in the fiscal first quarter of 2025, the Company revised its definition of Adjusted net income (loss) to exclude noncash stock-based compensation expense. The Company believes this change provides investors with a better understanding of our financial performance from period to period. Previously reported results have been revised to reflect the new presentation.

Reconciliation of Income (Loss) from Operations to Non-GAAP Restaurant-Level Operating Profit
(In thousands, unaudited)

	Twelve Weeks Ended				Twenty-Eight Weeks Ended
	July 13, 2025		July 14, 2024		July 13, 2025		July 14, 2024
Income (loss) from operations	$9,815	3.5%	$(4,561)	(1.5)%	$18,877	2.8%	$(6,672)	(1.0)%

Less:
Franchise revenue	3,186	1.1%	4,287	1.4%	7,675	1.1%	9,628	1.4%
Other revenue	1,212	0.4%	1,410	0.5%	3,265	0.5%	6,042	0.9%

Add:
Other charges (gains), net	(256)	(0.1)%	2,931	1.0%	420	0.1%	(1,045)	(0.2)%
General and administrative expenses	17,418	6.1%	16,612	5.5%	44,408	6.6%	42,454	6.2%
Selling	6,350	2.2%	12,040	4.0%	15,726	2.3%	25,587	3.7%
Depreciation and amortization	11,579	4.1%	13,402	4.5%	27,013	4.0%	31,556	4.6%
Restaurant-level operating profit	$40,508	14.5%	$34,727	11.8%	$95,504	14.4%	$76,210	11.3%

Income (loss) from operations as a percentage of total revenues	3.5%		(1.5)%		2.8%		(1.0)%
Restaurant-level operating profit margin (as a percentage of restaurant revenue)	14.5%		11.8%		14.4%		11.3%

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 13, 2025	July 14, 2024	July 13, 2025	July 14, 2024
Net income (loss) as reported	$3,993	$(9,489)	$5,242	$(18,949)
Interest expense, net	5,721	4,997	13,685	12,311
Income tax provision (benefit)	(97)	(40)	(99)	141
Depreciation and amortization	11,579	13,402	27,013	31,556
EBITDA	21,196	8,870	45,841	25,059

Stock-based compensation expense (1)	1,489	1,839	4,078	3,029
Other charges (gains), net:
Gain on sale of restaurant property	—	—	(1,137)	(7,425)
Asset impairment and restaurant closure costs, net	(1,615)	1,551	(1,405)	(398)
Severance and executive transition	459	137	1,339	1,082
Litigation contingencies	11	356	23	776
Asset disposal, and other, net	889	887	1,600	4,920
Adjusted EBITDA(2)	$22,429	$13,640	$50,339	$27,043
(1) Consists of compensation expense associated with stock-based awards including phantom performance awards that may be settled in stock or cash at the Company’s option.
(2) Beginning in the fiscal first quarter of 2025, the Company revised its definition of Adjusted EBITDA to exclude noncash stock-based compensation expense. The Company believes this change provides investors with a better understanding of our financial performance from period to period. Previously reported results have been revised to reflect the new presentation.